EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 23, 2018 with respect to the financial statements and internal control over financial reporting of Northern Oil and Gas, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated by reference in the Registration Statements. We consent to the incorporation by reference of the aforementioned reports in the Registration Statements on Form S-8 (File No. 333-212929, No. 333-205617, No. 333-188999).
/s/ GRANT THORNTON LLP
Minneapolis, Minnesota
May 16, 2018